Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	News Media	Investor Relations
	Paul Fitzhenry	Ed Arditte
	609-720-4261	609-720-4621
Karen Chin
609-720-4398

TYCO INTERNATIONAL ANNOUNCES NEW OPERATIONAL LEADERSHIP TEAM

PEMBROKE, Bermuda - May 31, 2007 - Tyco International Ltd. (“Tyco”) (NYSE: TYC; BSX: TYC) today announced a number of operational leadership appointments in preparation for the company’s separation into three publicly traded companies. The organizational changes will align Tyco International’s operational leadership with the company’s post separation structure consisting of ADT Worldwide, Fire Protection Services, Flow Control, Safety Products, and Electrical and Metal Products.

“As we approach the final stages of our separation, the appointments we are announcing today provide Tyco International with strong operational leadership to achieve our long-term goals,” said Ed Breen, Tyco’s Chairman and Chief Executive Officer. “These changes are the latest in a series of steps we have taken over the last year to create a more lean and efficient organization for Tyco International.”

The organizational changes include the appointment of the following executives to positions reporting to Breen:

•                  Naren Gursahaney, 45, is appointed President of ADT Worldwide including ADT North America and all of Tyco’s Fire & Security operations outside North America.  Gursahaney joined Tyco International in 2003 and led Tyco’s worldwide Operational Excellence efforts prior to being named President of Tyco Flow Control in January 2005. He was named President of Tyco Engineered Products & Services in January 2006. Prior to joining Tyco, Gursahaney spent 10 years at General Electric where he held a number of senior leadership roles in the Power Systems and Medical Systems divisions including the position of President and CEO of General Electric Medical Systems — Asia.

•                  Dean Seavers, 46, President of SimplexGrinnell will continue in his current role and will now report to Breen. Seavers joined Tyco in 1999 and became Senior Vice President of

Operations for the Southeast U.S. Region in the ADT business in July 2001 before moving to SimplexGrinnell as President in February 2004.  Prior to joining Tyco, Seavers held key operational roles with Ford Motor Company and PepsiCo.

•                  George Oliver, 46, President of Tyco Safety Products since July 2006 will continue in his current role and will assume added responsibility for Tyco Electrical and Metal Products. Oliver joined Tyco in 2006 after a 24-year career with General Electric where he was President and CEO of GE’s Water and Process Technologies division from 2002 to 2006. At GE, he also held senior operational positions of increasing responsibility within the Aircraft Engines and Consumer Products divisions.

•                  Patrick Decker, 42, is appointed President of Tyco Flow Control. Decker joined Tyco in May 2003 as the Chief Financial Officer of Tyco’s Plastics & Adhesives business and was named CFO of the Engineered Products and Services business in January 2005. Prior to joining Tyco, Patrick spent 13 years at Bristol-Myers Squibb in a series of key finance roles both in the U.S. and internationally including Vice President of Finance and Business Development for the Mead Johnson Nutritionals business.

As a result of these organizational changes, Dave Robinson, President of Fire & Security, will leave Tyco by the end of the fiscal year.  Robinson joined Tyco in 2002 and has served in the Fire & Security role since 2003.  Stated Breen: “Dave assumed his responsibilities at a difficult time and has been instrumental in stabilizing the business and building a foundation for the future. We thank Dave for his leadership of the Fire & Security segment as we prepare to transition to our new Tyco International structure.”

About Tyco

Tyco International Ltd. is a global, diversified company that provides vital products and services to customers in four business segments: Electronics, Fire & Security, Healthcare, and Engineered Products & Services.  With 2006 revenue of $41 billion, Tyco employs approximately 240,000 people worldwide.  More information on Tyco can be found at www.tyco.com.

Forward-Looking Statements

This release may contain certain forward-looking statements. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results. Economic, business, competitive and/or regulatory factors affecting Tyco’s businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K and 10-K/A for the fiscal year ended Sept. 29, 2006 and in Tyco’s Quarterly Report on Form 10-Q and for the fiscal quarter ended March 30, 2007.

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Tyco International Ltd. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Tyco has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, and underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling collect 1-609-720-4333.